                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       INTEGRATED CIRCUIT SYSTEMS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                       INTEGRATED CIRCUIT SYSTEMS, INC.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                       INTEGRATED CIRCUIT SYSTEMS, INC.
                        2435 BOULEVARD OF THE GENERALS
                                 P. O. BOX 968
                       VALLEY FORGE, PENNSYLVANIA  19482
                                (610) 630-5300



                                             October 18, 1996


Dear Shareholder:

     You are cordially invited to attend the 1996 Annual Meeting of Shareholders of Integrated Circuit Systems, Inc. which will be held on Monday, November 25, 1996, beginning at 10:00 a.m., at the offices of the Company, 2435 Boulevard of the Generals, Norristown, Pennsylvania.

     The accompanying notice of the meeting and proxy statement describes the matters to be acted upon at the annual meeting of shareholders. Your participation in these matters related to your Company is important, regardless of the number of shares you hold. TO ASSURE YOUR REPRESENTATION AT THE MEETING, WHETHER OR NOT YOU ARE ABLE TO ATTEND, PLEASE COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY TO US IN THE POSTAGE-PAID ENVELOPE PROVIDED.

     We look forward to your participation.

                                          Sincerely,



                                          /s/ Henry I. Boreen
                                          --------------------------------------
                                          Henry I. Boreen
                                          Chairman and Chief Executive Officer

                        INTEGRATED CIRCUIT SYSTEMS, INC.

                         2435 BOULEVARD OF THE GENERALS
                                 P. O. BOX 968
                        VALLEY FORGE, PENNSYLVANIA 19482
                          ---------------------------

                            NOTICE OF ANNUAL MEETING

                                       OF

                                  SHAREHOLDERS

                               NOVEMBER 25, 1996
                          ---------------------------

To the Shareholders:

     The annual meeting of shareholders of Integrated Circuit Systems, Inc. (the "Company") will be held on Monday, November 25, 1996, at 10:00 a.m., at the offices of the Company, 2435 Boulevard of the Generals, Norristown, Pennsylvania for the following purposes:

     1.  To elect four directors of the Company;

     2. To consider and act upon a proposal to amend the Company's 1992 Stock Option Plan; and

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only holders of record of the Company's Common Stock at the close of business on October 8, 1996 will be entitled to notice of the meeting and to vote at the meeting and at any adjournments thereof.

     All shareholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, PLEASE PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE RETURN ENVELOPE. If you decide to attend the meeting and wish to vote in person, you may revoke your proxy by written notice to the Secretary of the Company at that time.

                                        By Order of the Board of Directors

                                        /s/ Hock E. Tan

October 18,1996                         Hock E. Tan
                                        Secretary

                        INTEGRATED CIRCUIT SYSTEMS, INC.


                      ===================================

                                PROXY STATEMENT

                      ===================================


     This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Integrated Circuit Systems, Inc., a Pennsylvania corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on November 25, 1996, at 10:00 a.m., at the offices of the Company, 2435 Boulevard of the Generals, Norristown, PA, and at any adjournments thereof. The approximate date on which this proxy statement and the accompanying form of proxy will be first sent or given to shareholders is October 18, 1996.

     The cost of solicitation of proxies by the board of directors will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or facsimile by directors, officers or employees of the Company without additional compensation. The Company will, where appropriate, reimburse shareholders of record who are brokers, dealers, banks and other institutions for their reasonable expenses in forwarding the proxy materials to the beneficial owners of the Company's Common Stock which such institutions hold of record.

     The Company's annual report to shareholders for the fiscal year ended June 29, 1996, including financial statements (the "Annual Report"), is being mailed to shareholders with this proxy statement but does not constitute a part of the proxy statement.

                             VOTING AT THE MEETING

     Holders of shares of common stock of the Company ("Common Stock"), of record at the close of business on October 8, 1996 are entitled to vote at the meeting and at any adjournments thereof. As of that date, there were 11,393,300 shares of Common Stock outstanding. The Company presently has no other class of stock outstanding and entitled to be voted at the meeting. The presence in person or by proxy of shareholders entitled to cast a majority of all votes entitled to be cast at the meeting constitutes a quorum. Each shareholder entitled to vote shall have the right to one vote for each share outstanding in such shareholder's name.

     Shares cannot be voted at the meeting unless the holder of record is present in person or by proxy. The enclosed proxy card is a means by which a shareholder may authorize the voting of his or her shares at the meeting. The shares of Common Stock represented by each properly executed proxy card will be voted at the meeting in accordance with each shareholder's directions. Shareholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card; if no choice has been specified, the shares will be voted as recommended by the board of directors. If any other matters are properly presented to the meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their judgment.

     Except for the election of directors, for which a plurality of the votes cast is required, the affirmative vote of a majority of the shares represented in person or by proxy at the meeting and entitled to vote is required to approve and ratify the amendment to the 1992 Stock Option Plan (the "1992 Plan") or to take action with respect to any other matter that may properly be brought before the meeting.

     With regard to the election of directors, votes may be cast in favor of or withheld from any or all nominees. Votes that are withheld will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum. Abstentions may be specified on the proposal to approve and ratify the amendments to the 1992 Plan (but not for the election of directors). Abstentions will be considered present and entitled to vote at the meeting, but will not be counted as votes cast in the affirmative. Abstentions on the proposal to approve and ratify the amendments to the 1992 Plan will have the effect of a negative vote because this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote.

     Brokers who hold shares in street name for customers have the authority under the rules of the various stock exchanges to vote on certain items when they have not received instructions from beneficial owners. The Company believes that brokers that do not receive instructions are entitled to vote those shares with respect to the election of directors; however, the Company believes that brokers are not entitled to vote such shares with respect to the proposal to approve and ratify the amendments to the 1992 Plan.

     Execution of the accompanying proxy will not affect a shareholder's right to attend the meeting and vote in person. Any shareholder giving a proxy has the right to revoke it by giving written notice of revocation to the Secretary of the Company, or by delivering a subsequently executed proxy card, at any time before the proxy is voted.

     YOUR PROXY VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU PLAN TO ATTEND THE MEETING TO VOTE IN PERSON AND YOUR SHARES ARE REGISTERED WITH THE COMPANY'S TRANSFER AGENT IN THE NAME OF A BROKER OR BANK, YOU MUST SECURE A PROXY CARD FROM THE BROKER OR BANK ASSIGNING VOTING RIGHTS TO YOU FOR YOUR SHARES.


                             ELECTION OF DIRECTORS

     At the annual meeting, four directors are to be elected. The term of each director will expire at the 1996 annual meeting of shareholders, and each director will hold office until the selection and qualification of the director's respective successor or until the director's earlier death, resignation or removal.

     The board of directors determined to reduce the size of the board to four directors effective at the date of the annual meeting, and has nominated for election as directors the four nominees listed below. All nominees are presently directors of the Company whose terms will expire at the Annual Meeting.

     All nominees have consented to be named and to serve if elected. Unless otherwise instructed by the shareholders, the persons named in the proxies will vote the shares of Common Stock represented thereby for the election of such nominees. The board of directors believes all nominees will be able to serve as directors; if this should not be the case, however, the proxies may be voted for a substitute nominee to be designated by the board of directors, or the board may determine to reduce the number of directors.

     The four directors are to be elected by at least a plurality of the votes cast at the Annual Meeting. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

NOMINEES FOR ELECTION AS DIRECTORS

    The following biographical information is furnished as to each person nominated for election as a director.

              NAME                     AGE       POSITION
===========================         =========  ============

Henry I. Boreen/(1)/                   69       Chairman of the Board

Rudolf Gassner/(2)/                    61       Director

John L.  Pickitt/(1)(2)/               63       Director

Stavro E. Prodromou, Ph.D./(1)/        52       Director
------------

 (1)   Member of the Compensation and Stock Option Committee.
 (2)   Member of the Audit Committee.

     MR. BOREEN became a director of the Company in December 1984 and chairman of the board of directors in April 1995. Since August 1996 Mr. Boreen has also served as interim CEO of the Company. Mr. Boreen has been a principal of HIB International, an electronics consulting company, since 1984, and has also served as chairman of the board of directors of AM Communications, Inc., a manufacturer of telecommunications equipment, since 1989. Mr. Boreen has over 25 years of experience in the integrated circuits industry and was the founder and chairman of Solid State Scientific, a semiconductor manufacturer.

     MR. GASSNER became a director of the Company in June 1992. He has been employed by AMP Incorporated, a leading producer of electrical and electronic connecting and interconnection systems, in various positions since 1966. Since January 1992, he has served as the vice president of AMP's Capital Goods Business Unit. Mr. Gassner also serves as a director of the Computer and Business Equipment Manufacturers Association.

     GENERAL PICKITT (RET.) became a director of the Company on March 8, 1994. He previously served in the United States Air Force for 32 years in various capacities in the fields of research and development, planning, international operations and senior management until his retirement as a Lt. General in 1987. From January 1988 until December 1994, he served as chief executive officer of the Computer and Business Equipment Manufacturers Association. General Pickitt is currently a management consultant.

     DR. PRODROMOU became a director of the Company in October 1993. Dr. Prodromou has been chairman, president and chief executive officer of Palo Alto Digital Systems, Inc., an engineering services firm specializing in mobile systems, since 1991. In addition, Dr. Prodromou has been president of Underscore Technologies, a manufacturer of advanced PCI graphics and communications peripherals, since early 1996. From 1987 to 1991, Dr. Prodromou served as president and chief executive officer of Poqet Computer Corporation, a portable computer manufacturer which he founded. Previously, Dr. Prodromou has served as executive vice president of Fairchild Semiconductor Corporation, and in executive and technical management positions with General Electric Company, Texas Instruments, Inc. and Mattel Electronics Inc. Dr. Prodromou holds a Ph.D. in Systems Science.


BOARD OF DIRECTORS AND COMMITTEE MEETINGS

     During fiscal 1996 Messrs. Edward H. Arnold, Howard Morgan and David W. Sear also served as directors of the Company. Dr. Sear resigned in August, 1996 and Mr. Arnold and Mr. Morgan have indicated that they will not be standing for re-election at this year's annual meeting. During fiscal 1996, the board of directors elected from its members Audit, Stock Option, Compensation and Nominating Committees. Subsequent to the close of the fiscal year the board of directors determined to eliminate the Nominating Committee, and to combine the functions of the Compensation and Stock Option Committees into a single Compensation and Stock Option Committee. The board of directors currently has no standing executive committee. The board of directors of the Company met on ten occasions during the past fiscal year. Each director attended at least 75% of the aggregate of the meetings of the board of directors held during the period for which he was a director during such fiscal year and the committee or committees on which he served during such period.

     Audit Committee.  During fiscal 1996 Edward H. Arnold, Rudolf Gassner and
     ---------------
Howard Morgan served as members of the Audit Committee, which held two meetings. The Audit Committee currently consists of Rudolf Gassner and John L. Pickitt. The functions of the Audit Committee include the recommendation to the board of directors of the selection of independent auditors, and review of the scope of audit procedures and the audit findings by the independent auditors.

     Compensation and Stock Option Committee.  During fiscal 1996 Edward H.
     ---------------------------------------
Arnold, Rudolf Gassner, Stavro E. Prodromou and David Sear served as members of the Compensation Committee and Henry I. Boreen, John L. Pickitt and Stavro E. Prodromou served as members of the Stock Option Committee. During this period the Compensation Committee held one meeting and the Stock Option Committee held six meetings. The Compensation and Stock Option Committee currently consists of Henry I. Boreen, John L. Pickitt and Stavro E. Prodromou. The responsibilities of the Compensation and Stock Option Committee include the review and approval of the policies and procedures of the Company with respect to the employee compensation, the determination of the salaries and bonus awards of certain executive officers, and the administration of the Company's 1991 Stock Option Plan and 1992 Stock Option Plan, including the determination, subject to the plan provisions, of the grantees eligible to receive an option, the nature of the option to be granted, and the exercise price, vesting schedule and other terms and conditions of the options to be granted.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation and Stock Option Committee currently consists of Henry I. Boreen, John L. Pickitt and Stavro E. Prodromou. During fiscal 1996 Edward H. Arnold, who was the founder of the Company and served as president and chief executive officer of the Company until January 1995, David W. Sear, the Company's chief executive officer from January 1995 to August 1996, and Rudolf Gassner were also members of the Compensation Committee. Dr. Sear resigned in August 1996 and Mr. Arnold will not be standing for re-election as a director. In August 1996 Mr. Boreen was appointed by the board of directors as interim CEO pending the search by the Company for a new CEO. For his services in this capacity the board of directors approved and Mr. Boreen received a grant of a stock option to purchase an aggregate of 75,000 shares of the Company's Common Stock at an exercise price of $10.38 per share (which was equal to the closing price on the date of grant, and which option has a term of ten years and becomes exercisable in monthly installments over the six month period following the date of grant,) and will be paid a salary of $10,000 per month during the period of his service as CEO. In November 1995 the board of directors authorized the Company to enter into a consulting agreement with Mr. Gassner. Concurrent with his appointment to interim CEO the board of directors also authorized Mr. Boreen to retain such consultants on behalf of the Company as Mr. Boreen deemed necessary to assist in the management of the Company during its search for a replacement CEO. In September 1996, and in accordance with such authorization the Company entered into a consulting agreement with Dr. Prodromou. For their services Mr. Gassner received a stock option to purchase an aggregate of 18,000 shares of the Company's Common Stock at an exercise price of $14.38 per share (which was equal to the closing price on the date of grant, and which option has a term of ten years and becomes exercisable in annual installments over a four year period following the date of grant,) and Dr. Prodromou will receive $1000 per day of services rendered, not to exceed eight days per month. Mr Gassner's agreement expires in November, 1996 and Dr. Prodromou's agreement expires in December 1996.

              APPROVAL OF AMENDMENT TO THE 1992 STOCK OPTION PLAN

PROPOSED AMENDMENT

          At the meeting there will be presented a proposal to approve and ratify an amendment to the Company's 1992 Stock Option Plan (the "1992 Plan"). This amendment provides for an increase in the aggregate number of shares of Common Stock reserved for issuance under the 1992 Plan from 3,300,000 to 3,600,000 and further amends the plan to comply with recent changes to Rule 16b-3 of Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") as well as technical changes to comply with the Internal Revenue Code of 1986, as amended (the "Code"). The full text of the 1992 Plan, as amended, is attached as Exhibit A.

          The increase in the number of shares of Common Stock available under 1992 Plan from 3,300,000 to 3,600,000, as well as the additional amendments discussed herein were approved by the board of directors on September 3, 1996. While almost 300,000 shares remain available under the 1992 Plan, the Company believes that an increase in the aggregate number of shares of Common Stock reserved for issuance under the 1992 Plan is necessary to continue the Company's efforts to hire and retain key engineering talent, qualified managers, directors and other personnel, and to enhance the competitiveness of the Company in attracting such individuals. The board of directors believes that the proposed increase in the number of shares available under the 1992 Plan is therefore essential.


VOTE REQUIRED FOR APPROVAL

          To be adopted the amendment to the 1992 Plan must be approved by the votes of the holders of a majority of the shares of the Company present, or represented, and entitled to vote at the meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADOPTION OF THE AMENDMENTS TO THE 1992 PLAN.

DESCRIPTION OF THE PLAN

          General. The 1992 Plan was adopted by the board of directors on November 9, 1992, and approved at the 1992 annual meeting of shareholders.

          The purpose of the 1992 Plan is to advance the interests of the Company and its shareholders by encouraging and providing for the acquisition of an equity interest in the Company by employees, officers, directors, consultants and advisors, by providing additional incentive to such persons, and by enabling the Company to attract and retain the services of such persons who make substantial contributions to the Company through their ability, loyalty and
effort.   The board of directors believes that the proposed increase in shares subject to the 1992 Plan is essential to continue the foregoing objective.

          The 1992 Plan provides for the grant of incentive stock options ("ISOs") within the meaning of Section 422 of the Code, and non-qualified stock options that are not intended to so qualify ("NQSOs"). The term of the 1992 Plan expires on November 9, 2002. The maximum number of shares that can be issued pursuant to options granted under the 1992 Plan (subject to adjustment under certain circumstances) is currently limited to 3,300,000. The proposed amendments would increase the number of shares to 3,600,000.

          The 1992 Plan has been administered by the Stock Option Committee (the "Committee"), except that the board of directors administers the portions of the plan relating to automatic, non-discretionary grants to non-employee directors. Rule 16b-3 under the Exchange Act provides an exemption from the short-swing profit provisions of the Exchange Act for stock option grants and similar transactions, if certain requirements are met. In 1996 the Securities and Exchange Commission made several changes to Rule 16b-3 affecting the manner in which stock grants may be made or are approved. Such changes, inter alia, authorize the board of directors (or a committee of two or more non-employee directors) to approve and otherwise administer transactions under the Company's stock option plan. The 1992 Plan, as attached hereto has been amended to conform to such changes to Rule 16b-3. The 1992 Plan, as amended, provides that the Committee includes the entire board of directors or any committee thereof consisting of two or more directors of the Company who are "non-employee directors" within the meaning of Rule 16b-3, or such number of directors or non-employee directors as required by Rule 16b-3 or any successor rule.

          Grants to Participants Generally. Except as described below, the Committee has the discretion to determine the type of option granted, the number of shares subject to the option and the other terms and conditions of the option. Options may be granted to any salaried employee (including officers and directors) and advisers of the Company. Non-employee directors and advisers may be granted only NQSOs under the 1992 Plan. Currently there are 4 non-employee directors entitled to receive options. Excluding the non-employee directors, as of June 29, 1996, 206 employees were eligible to receive options under the 1992 Plan. It is not possible to specify in advance the number of advisers who may be eligible to receive options under the 1992 Plan. During any fiscal year, no individual may receive grants for more than 5% of the shares of Common Stock outstanding, as adjusted for splits, stock dividends or other similar changes affecting the Company's Common Stock. The exercise price of options granted is determined by the Committee, although such price may not be less than the fair market value of the Common Stock on the date of grant (110% of the fair market value with respect to ISOs granted to an optionee possessing more than 10% of the voting power of the Company's stock). Shares purchased upon the exercise of an option must be paid for in full at the time of exercise. Within the discretion of the Committee, the option exercise price may be paid in cash, in shares of the Company's Common Stock, in shares of the Company's Common Stock to be withheld upon exercise, pursuant to a brokers' cashless exercise procedure, or any combination of the foregoing. Upon the exercise of an option, the Company has the authority to withhold, or require the optionee to remit, an amount sufficient to satisfy federal, state and local tax withholding requirements.

          Options are exercisable as the Committee determines, but in no event after 10 years from the date of grant (five years with respect to ISOs granted to an optionee who possesses more than 10% of the voting power of the Company's Common Stock). The 1992 Plan provides that if an employee ceases to serve as an employee or an adviser by reason of a termination for cause or a voluntary termination without the consent of the Company, any option granted to such optionee will terminate immediately. If an optionee dies while employed by the Company or while serving as an adviser (or within three months from termination on account of retirement or disability), any option granted to such optionee will be exercisable, to the extent then exercisable, by his successor in interest for a one year period after the death of the optionee. If an optionee ceases to serve as an employee or adviser for any reason other than those described herein (including disability or retirement), any such option granted to such optionee will be exercisable, to the extent then exercisable, for a period of three months after such termination. However, in each case described above, the Committee may specify an accelerated exercisability and may specify a different termination date, but in any event no later than the date of expiration of the option term. Upon a "change of control" (as defined in the 1992 Plan), all outstanding options granted under the 1992 Plan will be immediately exercisable for the total remaining number of shares of the Company's Common Stock covered by the options and will remain exercisable for the balance of their term. In general, a change in control is deemed to have occurred if existing members of the Board and directors nominated by existing members cease to constitute a majority of the Board, any person becomes a 50% or more shareholder of the Company, the Company becomes party to a merger in which it will not be the surviving company or the shareholders approve the disposition of all or substantially all of the assets, or 50% or more of the capital stock, of the Company. The exercise price of options granted may be paid for (i) in cash, (ii) in shares of the Company's Common Stock, (iii) pursuant to a brokers' cashless exercise procedure, or (iv) any combination of the foregoing.

          Automatic Grants to Non-Employee Directors. Each non-employee director (defined as any director who is not an employee of the Company or any of its subsidiaries) receives, at the time of such director's initial election or appointment to the board of directors, options to acquire 12,000 shares of Common Stock. Thereafter, each non-employee director will receive an annual grant (on the first business day following the Company's annual meeting of shareholders) of NQSOs to acquire 4,000 shares of Common Stock. The option exercise price will be the fair market value of a share of Common Stock on the date of the grant. Each optionee must continue to hold office as a non-employee director for one year from the date of the initial grant and six months from the date of each annual grant before any portion of such grant may be exercised. Initial grants vest over a three year period. Such options are exercisable with respect to 4,000 shares on the first anniversary of the date of grant and additional 1,000 shares become exercisable every three months thereafter. Annual grants vest over a one year period. Such options are exercisable with respect to 1,000 shares six months after the date of grant and additional 1,000 shares become exercisable every three months thereafter. All options have a term of five years. Upon cessation of service as a non-employee director (for reasons including disability but excluding retirement or death), only those options exercisable at the date of cessation of service shall be exercisable, and such options shall remain exercisable only until the first to occur of (i) the expiration of the remaining term of the option or (ii) three months after cessation of service. Upon retirement as a non-employee director pursuant to a retirement plan maintained by the Company, all options shall continue to be exercisable during their terms as if such person had remained a non-employee director. Upon death, any options granted to a non-employee director shall remain exercisable only until the first to occur of (i) the expiration of the remaining term of the option or (ii) one year following the date of death. All such non-discretionary options granted to non-employee directors automatically become exercisable, however, upon a change in control, as defined in the 1992 Plan.

          Plan Amendments. The board of directors has the right at any time to amend, suspend or terminate the 1992 Plan, provided that, without the approval of shareholders, they may not increase the maximum number of shares of the Company's Common Stock reserved for issuance, change the provisions of the plan relating to the establishment of the option price, change the class of persons eligible to participate in the plan, or make any change that would result in any non-employee director losing his status as a "Non-Employee Director" under Rule 16b-3 under the Exchange Act, or result in the loss of the availability of the exemption provided by Rule 16b-3 or any successor rule. In addition, no amendment, modification or termination will, without the consent of the optionee affected, adversely affect any grant of options under the plan.

          Tax Treatment. A recipient of an ISO will not recognize taxable income for purposes of regular income tax, upon either the grant or exercise of the ISO. However, for purposes of alternative minimum tax imposed under the Code, in the year in which an ISO is exercised, the amount by which the fair market value of the Company's Common Stock acquired upon exercise exceeds the option price will be treated as an item of tax preference and included in the computation of the recipient's alternative minimum taxable income in the year of exercise. An optionee will recognize long-term capital gain or loss on a disposition of the shares acquired upon exercise of an ISO provided that the optionee does not dispose of such shares within two years from the date the ISO was granted and within one year after such shares were transferred to him. If the recipient satisfies the foregoing holding periods, then the Company will not be allowed a deduction by reason of the grant or exercise of the ISO. As a general rule, if an optionee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements (a "disqualifying disposition"), his gain recognized on such a disposition will be taxed as ordinary income to the extent of the difference between the fair market value of such shares on the date of exercise and the option price, and the Company will be entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income on such a disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the recipient held his shares prior to the disposition. A recipient of an NQSO will not recognize taxable income, for federal income tax purposes, upon the grant of an option. Upon exercise of a non-qualified option, the optionee will generally recognize taxable ordinary income to the extent that the fair market value of the Company's Common Stock on the date of exercise exceeds the option price.
The Company will generally be allowed a tax deduction equal to the amount of ordinary income recognized by an optionee upon exercise of an option. Upon disposition of the Company's Common Stock acquired upon exercise of an option, the optionee will recognize long-term or short-term gain or loss, depending upon the length of time he held the shares prior to disposition, equal to the difference between the amount realized on disposition and the fair market value of the Company's Common Stock on the date of exercise.

          Under Section 162(m) of the Code, the Company may be precluded from claiming an income tax deduction for remuneration in excess of $1,000,000 paid in any one year to the highly compensated officers named in its proxy statement. An exemption exists, however, for "performance-based compensation", including amounts received on the exercise of stock options that meet certain requirements granted pursuant to a plan approved by stockholders. The 1992 Plan is intended to make grants of stock options that meet the requirements of "performance-based compensation".

          No determination has been made as to the number of options that may be allocated to the individuals named in the Summary Compensation Table, current executive officers as a group, current directors who are not executive officers as a group, or all employees (including all current officers who are not executive officers) as a group, as a result of the plan amendment as set forth herein.


                      BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of September 25, 1996 by:
(i) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each director of the Company, (iii) each executive officer named in the summary compensation table below and (iv) the directors and executive officers as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares listed. Information regarding ownership of shares of the Company's subsidiaries by the persons listed below is set forth under the heading "CERTAIN TRANSACTIONS AND SUBSIDIARY MATTERS" below.

                                                             Percent of
                                       Number of Shares        Shares
Name of Beneficial Owner            Beneficially Owned/(1)/  Outstanding
----------------------------------  -----------------------  ------------
Edward H. Arnold                           1,042,138              9.1%
Henry I. Boreen                              407,540              3.6%
Rudolf Gassner                                18,000  *
Howard L. Morgan, Ph.D.                       25,000  *
John L.  Pickitt                              18,000  *
Stavro E. Prodromou, Ph.D.                    20,500  *
David W. Sear, Ph.D.                         251,428              2.2%
Hock E.  Tan                             58,311/(2)/  *
Martin Goldberg                                3,000  *
Perry A. Denning                              13,075  *
Ronald J. Wenger                              10,545  *

Directors and executive officers
as a group (11 persons)                    1,867,537             16.4%

----------------------------------------------------------------------

*    Less than 1%.
(1) Includes options exercisable within 60 days of the above date to purchase the following respective shares of the Company's Common Stock issued pursuant to Company stock option plans: Mr. Arnold - 187,500, Mr. Boreen - 57,000, Mr. Gassner - 16,500, Dr. Morgan - 12,000, Mr. Pickitt - 18,000,
     Dr. Prodromou - 20,000, Dr. Sear - 250,000, Mr. Tan - 50,000,  Mr. Goldberg
     - 3,000, Mr. Denning - 12,500 and Mr. Wenger - 10,000; as well as shares issued pursuant to and being held by the Company's 401k plan: Mr. Arnold - 568, Dr. Sear - 1428, Mr. Tan - 751, Mr. Denning - 575 and Mr. Wenger - 545 as determined from reports by the plan administrator.
(2) 7,560 of these shares of the Company's Common Stock are held in a trust, of which Mr. Tan is the sole trustee, for the benefit of members of Mr. Arnold's family. Mr. Tan disclaims beneficial ownership of such shares.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

     Non-employee directors of the Company receive an annual stipend of $5000, plus $2,000 for each regular meeting of the board of directors attended in person, and $1,000 for each other meeting of the board of directors or its committees (other than those held in conjunction with a full board meeting) attended. In addition, directors are reimbursed for expenses incurred in connection with their attendance at meetings of the board of directors and committees thereof.

     Each non-employee director also receives, at the time of such director's initial election or appointment, options to acquire 12,000 shares of Common Stock. Thereafter, each non-employee director receives an annual grant of options to acquire 4,000 shares of Common Stock. The option exercise price is the fair market value (i.e., the closing price) of a share of Common Stock on the date of the grant.

     As further described under the heading "Compensation Committee Interlocks And Insider Participation," Mr. Gassner and Dr. Prodromou as consultants have or will receive additional consideration for their services with regard to special projects being performed at the request of the Company. In this regard Dr. Prodromou will receive consulting payments of $1000 per day of services rendered and Mr. Gassner was granted a stock option for 18,000 shares of the Company's Common Stock at an exercise price equal to the closing price on the date of grant.

EXECUTIVE COMPENSATION

  The following table sets forth, for the fiscal years ended June 29, 1996, and June 30, 1995 and 1994, the compensation paid by the Company to those persons who were at any time during the last completed fiscal year, the Company's chief executive officer, and it's next most highly compensated executive officers whose total annual salary and bonus was in excess of $100,000 for the last completed fiscal year.


                                            SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------------------------
                                                                          LONG TERM COMPENSATION
                                                                 ----------------------------------------
                      ANNUAL COMPENSATION                            AWARDS              PAYOUTS
---------------------------------------------------------------------------------------------------------
                                                       OTHER                     SECURITIES                   ALL
NAME                                                   ANNUAL    RESTRICTED      UNDERLYING                   OTHER
AND                                                    COMPEN-     STOCK          OPTIONS/        LTIP        COMPEN-
PRINCIPAL                 FISCAL  SALARY    BONUS      SATION      AWARD(S)         SARS          PAYOUTS     SATION
POSITION                   YEAR    ($)       ($)/(1)/  ($)/(2)/     ($)           (#)/(3)/         ($)        ($)/(4)/
-------------------------------------------------------------------------------------------------------------------

David W.  Sear,              1996  200,000    146,000         -           -         33,000 /(9)/       -      9,855
 President and CEO /(5)/     ----
                             1995  193,647    120,000         -           -             250,000        -      6,259
                             ----
                             1994   65,380     34,000         -           -             160,000        -          -
                             ----
Hock E.  Tan,                1996  158,851     89,461         -           -         33,000 /(9)/       -      7,120
 Senior Vice                 ----
 President, CFO and          1995  135,835     77,500         -           -             150,000        -        378
 Secretary /(6)/             ----

Martin Goldberg,             1996  146,515     48,734         -           -        100,000 /(9)/       -        346
 President, Turtle           ----
 Beach Systems, Inc.         1995  109,376          -    41,000           -              40,000        -        245
                             ----
                             1994   85,343     20,000    15,000           -                   -        -        208
                             ----
Perry A. Denning,            1996  140,970     45,765         -           -                   -        -     18,895
 Vice President,             ----
 Operations /(7)/            1995   49,324     10,000         -           -              50,000        -         53
                             ----

Ronald J. Wenger,            1996  128,845     36,700         -           -                   -        -     15,078
 Vice President,             ----
 Sales /(8)/                 1995   25,383          -         -           -              40,000        -         55
                             ----

/(1)/ Includes cash bonuses for services rendered in the applicable fiscal year.
/(2)/ The Company has on occasion provided certain personal benefits to its executive officers, the amount of such benefits to any of the above-named individuals did not, however, exceed the lesser of $50,000 or 10% of salary and bonus of such individual for the applicable fiscal year. In fiscal 1995 and 1994 Mr. Goldberg received sales commissions totaling $41,000 and $15,000, respectively.
/(3)/ Fiscal 1995 options include an option to purchase 160,000 shares issued to Dr. Sear as a replacement for the prior fiscal 1994 option for 160,000 shares which was canceled as a result of repricing.
/(4)/ Includes amounts contributed by the Company (i) under the Company's 401(k) Plan as follows: Dr. Sear - $9,423 for 1996 and $5,774 for 1995; Mr. Tan - $6,774 for 1996 and $672 for 1995; Mr. Denning - $5,731 for
       1996 and Mr. Wenger - $5,350 for 1996; (ii) for premiums for a life insurance policy as follows: Dr. Sear - $432 for 1996 and $485 for 1995; Mr. Tan - $346 for 1996 and $378 for 1995; Mr. Goldberg $347 for 1996,
       $245 for 1995 and $208 for 1994; Mr. Denning - $306 for 1996 and $53 for
       1995 and Mr. Wenger -$281 for 1996 and $55 for 1995 and (iii) for housing allowances as follows: Mr. Denning - $12,858 for 1996 and Mr. Wenger - $9,448 for 1996.
/(5)/ Dr. Sear joined the Company in February 1994 and resigned in August 1996. /(6)/ Mr. Tan joined the Company in August 1994.
/(7)/  Mr. Denning joined the Company in February 1995 and resigned in August
       1996.
/(8)/  Mr. Wenger joined the Company in April 1995.
/(9)/ Options granted by Turtle Beach Systems, Inc. to acquire shares of common stock of Turtle Beach Systems, Inc., a subsidiary of the Company. Such options were granted at a purchase price equal to $2.67 per share which was determined by the board of directors of Turtle Beach to be the fair market value of such stock on the date the options were granted. The options have a ten year term and vest in equal annual installments over a four year period following the date of grant. Dr. Sear's options were canceled in August 1996 as a result of his resignation.


       The following table sets forth the option grants during the fiscal year ended June 29, 1996 for the individuals named in the Summary Compensation Table as of June 29, 1996.



                       OPTION GRANTS IN LAST FISCAL YEAR

                         Individual Grants                                         Potential Realizable
                                                                                     Value at Assumed
                                                                                  Annual Rates of Stock
                                                                                  Price Appreciation for
                                                                                        Option Term
----------------------------------------------------------------------------------------------------------
                                    % OF TOTAL           EXERCISE
                                    OPTIONS GRANTED      OR BASE    EXPIRATION       5% ($)       10% ($)
                    OPTIONS         TO EMPLOYEES IN      PRICE      DATE
NAME                GRANTED /(1)/   FISCAL YEAR /(2)/    ($/SH)
----------------------------------------------------------------------------------------------------------
David W. Sear         33,000 /(3)/            8.3%           2.67     2/1/2006       55,412       140,425
Hock E. Tan                 33,000            8.3%           2.67     2/1/2006       55,412       140,425
Martin Goldberg            100,000           25.0%           2.67     2/1/2006      167,915       425,529
Perry A. Denning                 -
Ronald J. Wenger                 -

(1) Options granted by Turtle Beach Systems, Inc. to acquire shares of common stock of Turtle Beach Systems, Inc., a subsidiary of the Company, at an exercise price equal to the fair market value on the date of the grant.
(2) Reflects the percentage of all options granted by Turtle Beach Systems, Inc. to its employees
(3) Dr. Sear's options were canceled in August 1996 as a result of his resignation.

       The following table sets forth aggregate option exercises during the fiscal year ended June 29, 1996 and option values for the individuals named in the Summary Compensation Table as of June 29, 1996.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

                                                          NUMBER OF SECURITIES    VALUE OF UNEXERCISED
                                                               UNDERLYING         IN-THE-MONEY OPTIONS
                                                           UNEXERCISED OPTIONS      AT FY-END ($)/(1)/
                                                              AT FISCAL YEAR
                                                                  END(#)               EXERCISABLE/
                                                                                       UNEXERCISABLE
                           SHARES ACQUIRED     VALUE            EXERCISABLE/
NAME                       ON EXERCISE (#)   REALIZED ($)      UNEXERCISABLE
--------------------------------------------------------------------------------------------------------

David W.  Sear /(2)/                    -             -         165,000/85,000        195,000/155,000
                                                                 0/33,000 /(4)/              0/0 /(4)/
Hock E.  Tan                            -             -         37,500/112,500          12,500/37,500
                                                                 0/33,000 /(4)/              0/0 /(4)/
Martin Goldberg                    13,363        62,525               0/26,637                0/8,534
                                        -             -         0/100,000 /(4)/              0/0 /(4)/
Perry A. Denning /(3)/                  -             -          12,500/37,500            3,125/9,375
Ronald J. Wenger                        -             -          10,000/30,000                    0/0

/(1)/ Unless otherwise indicated the value is based on closing price of $10.75 per share on June 29, 1996, less the option exercise price.
/(2)/ Dr. Sear resigned from his position with the Company in August 1996.
      Pursuant to a separation agreement Dr. Sear's options for the Company's Common Stock became fully vested as of his resignation date, and are exercisable until August 31, 1997. Dr. Sear's Turtle Beach options were canceled effective with his resignation.
/(3)/ Mr. Denning resigned from his position with the Company in August 1996.
      Pursuant to a separation agreement Mr. Denning's vested and unexercised options will be canceled, effective November 30, 1996.
/(4)/ Options granted by Turtle Beach Systems, Inc. to acquire shares of common stock of Turtle Beach Systems, Inc., a subsidiary of the Company. The value of these options is based on closing price of $2.67 per share on June 29, 1996, less the option exercise price..


EMPLOYMENT AND SEVERANCE AGREEMENTS

       Mr. Arnold resigned as chief executive officer of the Company in December 1994 and as chairman of the Company in April 1995, and in connection therewith entered into an agreement with the Company in which Mr. Arnold agreed to release the Company from any claims he might have against the Company and to not compete with the Company until July 1997. In return the Company agreed to compensate Mr. Arnold at an annual rate of $225,000 until July 1997, and to continue to vest such stock options as had been granted to Mr. Arnold in accordance with the provisions of the Company's Stock Option Plan. The Company further agreed that if at any time prior to July 1997 it proposes to register any shares of Common Stock in an underwritten public offering under the Securities Act of 1933, or if a Form S-3 registration is filed and available for use by selling shareholders of the Company, Mr. Arnold will be permitted to include shares of Common Stock owned by him in any such registration, subject to certain restrictions.

       In August 1996 Dr. Sear resigned as president and chief executive officer of the Company and in connection therewith entered into an agreement with the Company in which Dr. Sear agreed to release the Company from any claims he might have against the Company and to not compete with the Company until February 1997. In return the Company agreed to compensate

Dr. Sear with the payment of $216,667, and to fully vest such stock options as have been granted to him and permit the exercise of the same over a one-year period from the date of his resignation.

       Also in August 1996 the Company entered into a two year agreement with Mr. Tan which provides, in the event of termination under certain conditions (as defined in the agreement), for the payment to Mr. Tan of one year's base salary and to continue the vesting and permit the exercise of such stock options as have been granted to him, over a one-year period from the date of such
termination.   Payments under such agreement are, however, limited by the provisions of Section 280G of the Internal Revenue Code of 1986.


CHANGE IN CONTROL ARRANGEMENTS

       Options granted under the Company's 1991 and 1992 Stock Option Plans contain provisions pursuant to which all outstanding options granted under such plans shall become fully vested and immediately exercisable upon a "Change in Control" as defined in such plans.


COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

       During fiscal 1996 the Compensation Committee of the board of directors established the general compensation policies for all employees and the specific compensation levels regarding salary and bonuses for certain executive officers, while the Stock Option Committee of the board of directors had responsibility for making awards under the Company's stock option plans. As previously set forth, these committees have now been combined, and the current Compensation and Stock Option Committee presently consists of two non-employee directors and Mr. Henry I. Boreen, who is currently serving as an interim CEO pending finding a replacement for Dr. Sear. Although Dr. Sear, the Company's prior CEO, served on the Compensation Committee until his resignation in August 1996, as did his predecessor as CEO, Mr. Arnold, neither participated in any decisions regarding
their own compensation as an executive officer.   Similarly, Mr. Boreen has not
participated in any decisions regarding his compensation. As a result of these changes this report is being submitted by Edward H. Arnold, Rudolf Gassner, John
L. Pickitt and Stavro Prodromou as members of the prior Compensation Committee and/or the current Compensation and Stock Option Committee, as is applicable (the "Committee".)

       The Company's compensation program includes short and long-term incentives designed to attract, motivate and retain highly qualified executives who will effectively manage the Company and maximize shareholder value. The Committee believes that executive officer compensation, including that of the chief executive officer, should be significantly influenced by Company performance.

       The Company's compensation package for its executive officers consists of base salary and variable incentive compensation, consisting of two parts: a short-term bonus and long-term stock options. The variable portion of the compensation package is directly linked to Company performance. In setting total compensation, individual and Company performance are considered, as well as compensation survey data and other publicly available data of companies considered to be peers of the Company in the semiconductor industry.

       Each year the Committee establishes, a comprehensive annual salary plan and policy for the Company's senior executives. The salary plan is based upon industry and peer group data, as well as the past performance and expected future contributions of the individual executives. The Committee also determines the base salary of the CEO and the chief operating officer (the "COO") based upon similar competitive compensation data and the Committee's assessment of their performance and its expectation as to their future contributions in leading the Company.

       The Company uses a system of "management by objectives" ("MBOs") to determine cash bonuses. Under the Company's bonus plan, all employees, including executive officers, are eligible to receive cash bonuses based upon a combination of (i) the Company achieving revenue and earnings objectives, (ii) the employee's business unit achieving its specific business and financial objectives, and (iii) the employee meeting specified performance objectives. Each employee has a target bonus, expressed in terms of a percentage of base salary, which is dependent upon his or her position with the Company. For fiscal 1996, the bonus plan provided for target bonuses ranging from 10 % to 100% of base salary. The target bonuses for the CEO and the COO are 100% while the target bonuses for each of the named executive officers, other than Mr. Goldberg, are 40%. Mr. Goldberg is employed by Turtle Beach Systems, Inc., a majority owned subsidiary of the Company, and the compensation arrangements of Turtle Beach Systems, Inc. are not reviewed by the Committee. Based upon achievement of the aforementioned criteria bonuses are determined and paid semi-annually. Discretionary bonuses in addition to the target bonus may also be paid. The Committee relies on the above data and its assessment of individual and Company performance, and it exercises subjective judgment and discretion in light of this information and the Company's compensation policies described above to determine base salaries and bonuses.

       In fiscal 1996, Dr. Sear received base salary of $200,000 and a bonus of $146,000. This bonus which is based upon Company's performance in the last half of fiscal 1995 and the first half of fiscal 1996, reflects that the Company's revenue and earnings objectives for fiscal 1996 were not fully met. Dr. Sear also received $216,667 pursuant to the severance agreement previously discussed under the heading "Employment and Severance Agreements". Similar criteria for fiscal 1997 were established in accordance with the policies and procedures set forth above. Mr. Boreen is currently serving as interim CEO of the Company, pending the hiring of a replacement for Dr. Sear. Mr Boreen's compensation in this capacity has been previously described under the heading "Compensation Committee Interlocks and Insider Participation".

       Stock options are granted employees, including the CEO, primarily based upon the employee's ability to impact the Company's long-term growth and profitability. Options typically vest over four years and are exercisable at fair market value on the date of grant. Since the value of an option bears a direct relationship to the Company's stock price it is an effective incentive for management to create value for shareholders. The Committee therefore views stock options as a critical component of its long-term, performance-based compensation philosophy. As with the determination of base salaries and bonuses, the Committee relies on data of companies in the semiconductor industry, its assessment of individual's, the business unit's and Company's performance and the stock options grants previously made, and exercises subjective judgment and discretion after careful consideration of this information and the Company's general policies. Executive officers may also participate, along with other Company employees, in the Company's 401(k) Plan, which includes Company matching contributions which are invested in the Company's Common Stock. The Company's majority owned subsidiary, Turtle Beach Systems, Inc. has also adopted a stock option plan which provides for the grant of incentive and non-qualified stock options to acquire up to 500,000 shares of Turtle Beach common stock at a price and a vesting period as determined by the board of directors of Turtle Beach. The Committee does not participate in such determinations.

       To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Committee considers the anticipated tax treatment to the Company and to the executives of various compensation. Some types of compensation and their deductibility depend upon the timing of an executive's vesting or exercise of previously granted rights. Further interpretations of and changes in the tax laws also effect the deductibility of compensation. To the extent reasonably practicable and to the extent it is within the Committee's control, the Committee intends to limit executive compensation in ordinary circumstances to that deductible under Section 162(m) of the Internal Revenue Code of 1986. In doing so, the Committee may utilize alternatives (such as deferring compensation) for qualifying executive compensation for deductibility.

       The prior membership of the Compensation Committee, the Stock Option Committee and the current membership of the Compensation and Stock Option Committees are as follows:


  Prior Compensation Committee
------------------------------------
  Edward H. Arnold                    Rudolf Gassner   Stavro E. Prodromou  David W. Sear

  Prior Stock Option Committee
------------------------------------
  Henry I. Boreen                     John L. Pickitt  Stavro E. Prodromou

  Compensation and Stock Option
  Committee
------------------------------------
  Henry I. Boreen                     John L. Pickitt  Stavro E. Prodromou


PERFORMANCE GRAPH

  The following graph compares the cumulative total shareholder return on the Company's Common Stock for the period June 30, 1991 to June 29, 1996 with similar returns for (i) the Nasdaq Stock Market (U.S.) Index (the "Nasdaq Index") and (ii) the Hambrecht & Quist Technology Index (the "H&Q Index"). Dividend reinvestment has been assumed. The graph assumes the value of the investment in the Company's Common Stock and each index on June 30, 1991 was $100.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

                Integrated Circuit                           NASDAQ Stock Market
Year                 Systems            H&Q Technology              U.S.
----            ------------------      --------------       -------------------
Jun-91                100                    100                   100
Jun-92                151.52                 113.63                120.13
Jun-93                195.44                 138.83                151.08
Jun-94                195.44                 140.86                152.52
Jun-95                268.17                 235.88                203.59
Jun-96                195.44                 279.83                261.40

                    (Originally presented as a line graph)

                             [CHART APPEARS HERE]

                  CERTAIN TRANSACTION AND SUBSIDIARY MATTERS

  In September 1996 the Company sold its battery charge controller business to Edward H. Arnold, a director and former CEO of the Company. Although the Company had been involved in the battery charge business since 1991, it was not considered a core business and the associated products did not materially contribute to the Company's revenue. In making this sale the Company determined that further investment in such business was not consistent with the strategic direction of the Company. The Company also engaged the services of a reputable independent appraiser to provide a fair market valuation of this business. The terms of this sale, as approved by the Company's board of directors, were
consistent with such fair market evaluation.    Under the terms of such sale Mr.
Arnold acquired all outstanding shares of the Company's wholly-owned subsidiary which owned the intellectual property rights and other assets for this business in exchange for 68,387 shares of the Company's common stock as valued at $11.537 per share (the average closing price for the ten trading days prior to the sale.) In addition the Company will receive a royalty of two percent of the gross revenue received for all sales of the products comprising the business, during the three year period following the sale of the business, as consideration for a license from the Company for a trademark associated with such products.

  The Company's majority owned subsidiary, Turtle Beach Systems, Inc. has adopted a stock option plan which provides for the grant of incentive and non-qualified stock options to acquire up to 500,000 shares of Turtle Beach common stock at a price and a vesting period as determined by the board of directors of Turtle Beach. Pursuant to the terms of this plan Mr. Goldberg as President of Turtle Beach and Dr. Sear and Mr. Tan as directors of Turtle Beach were awarded stock options for 100,000, 33,000 and 33,000 shares, respectively. The options were granted in February 1996 at a purchase price equal to $2.67 per share which was determined by the board of directors to be the fair market value of such stock on the date the options were granted. The options vest in equal annual installments over a four year period beginning one year after the date of grant, provided however, that the exercise period for such options cannot exceed ten years from the date of grant. The Turtle Beach plan contains "Change of Control" provisions which can under certain defined conditions accelerate the aforesaid vesting period. As a result of Dr. Sear's resignation as a director of Turtle Beach in August, 1996, his options have been canceled.


                              INDEPENDENT AUDITORS

  The firm of KPMG Peat Marwick served as the Company's independent auditors for the fiscal year ended June 29, 1996. Representatives of KPMG Peat Marwick are expected to be present at the meeting and available to respond to appropriate questions.


                             SHAREHOLDER PROPOSALS

  Any shareholder proposal intended to be presented at the next annual meeting of shareholders must be received by the Company by June 18, 1997 in order to be considered for inclusion in the Company's proxy materials for such meeting.



                                 OTHER MATTERS

  As of the date of this Proxy Statement, the Company does not intend to present and has not been informed that any other business will be presented for consideration at the meeting. However, if other matters should properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying proxy, or their substitutes, to vote the proxy in accordance with their judgment in such matters.



                                 By Order of the Board of Directors

                                 /s/ Hock E. Tan

                                 Hock E. Tan
                                 Secretary

                                   EXHIBIT A

                       INTEGRATED CIRCUIT SYSTEMS, INC.
                       --------------------------------

                            1992 STOCK OPTION PLAN
                     (AS AMENDED AS OF SEPTEMBER 3, 1996)

                                    PART I
                    DEFINITIONS AND ADMINISTRATIVE MATTERS
                    --------------------------------------


  1.    Purpose.  The purpose of the 1992 Stock Option Plan (the "Plan") of
        --------
Integrated Circuit Systems, Inc. (the "Company") is to advance the interests of the Company and its shareholders by encouraging and providing for the acquisition of an equity interest in the Company by employees, officers, directors, consultants and advisers, by providing additional incentives to such persons, and by enabling the Company to attract and retain the services of such persons who make substantial contributions to the Company through their ability, loyalty and efforts.

  2.    Definitions.  The following definitions are applicable to the Plan.
        ------------

        2.1 "Adviser" means any adviser or other consultant selected by the Committee, who is neither an Employee of the Company or a Subsidiary nor a Non-Employee Director.

        2.2  "Board" means the Board of Directors of the Company.

        2.3 "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

        2.4 "Committee" means the entire board of directors or any committee thereof consisting of two or more directors of the Company who are "Non-Employee Directors" as such term is used in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or such number of directors or Non-Employee Directors as is required by Rule 16b-3 or any successor rule.

        2.5 "Common Stock" means the Common Stock, without par value, of the Company.

        2.6  "Effective Date" means November 9, 1992.

        2.7 "Employee" means any person, including a director who is employed by the Company (or by any Subsidiary) and is compensated for such employment by a regular salary.

        2.8 "Fair Market Value" means the closing sales price of the Common Stock as reported on the NASDAQ interdealer quotation system or, if applicable, the exchange on which the Common Stock is traded, on the date of grant of a stock option, or if no sale of the Common Stock was made on such system or exchange on such date then on the next preceding day on which such a sale was made.

        2.9 "Subsidiary" means any corporation owned, in whole or in part, by the Company.


  3.    Administration.
        ---------------

        3.1 The portion of the Plan with respect to the grant of options pursuant to Part II shall be administered by the Committee. Subject to the terms of the Plan, with respect to the grant of options pursuant to Part II, the Committee is authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it; to determine the Employees to whom options will be granted; to determine the type of option and the amount, size, timing and terms of each such grant; and to make all other determinations, including factual determinations, necessary or advisable for the Plan's administration, provided that the Committee may delegate to the Chief Executive Officer of the Company, or such other officer as may be designated by the Committee, the authority, subject to guidelines prescribed by the Committee, to grant options to Employees, and Advisers who are not then subject to the provisions of Section 16 of the Exchange Act and to determine the number of shares to be covered by any such option and the Committee may authorize any one or more of such persons to execute and deliver documents on behalf of the Committee, provided that no such delegation may be made that would cause grants of options to persons subject to Section 16 of the Exchange Act to fail to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. Determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons.

  3.2 The Committee may grant new options to an optionee to replace outstanding options and condition the grant upon the surrender and cancellation of all or a portion of any outstanding options granted under Section II of the Plan. Subject to the provisions of the Plan, such new options shall be exercisable at such price, during such period and on such other terms and conditions as are specified by the Committee at the time of the grant of the new options. Upon surrender, the outstanding options shall be canceled and the share of Common Stock previously subject thereto shall again be available for grant under the Plan. The Committee may also amend or modify outstanding options with the consent of the optionee affected thereby.

  3.3   The portion of the Plan with respect to the grant of options pursuant to
Part III shall be administered by the Board of Directors. Grants of stock options under Part III of the Plan and the amount, price and timing of the awards to be granted will be automatic, as described in Part III hereof. All questions of interpretation of the Plan with respect to the grant of options pursuant to Part III will be determined by the Board, and such determination shall, unless otherwise determined by the Board, be final and conclusive on all persons having any interest hereunder.

4.  Shares Subject To Plan.
    -----------------------

  4.1 Subject to adjustment as provided in Sections 14 and 22, the total number of shares of Common Stock that may be issued upon exercise of options granted under this Plan shall not exceed 3,600,000. If any options expires, is terminated unexercised or is canceled, the shares subject to such options, to the extent of any such expiration, termination or cancellation, shall again be available for grant under the Plan.

  4.2 In any fiscal year of the Company, the maximum number of shares of Common Stock with respect to which options may be granted to any optionee shall not exceed 5% of the Common Stock outstanding as of the first business day of such fiscal year, as adjusted for stock splits, stock dividends or other similar changes affecting the Common Stock.

5.  Designation of Optionees.
    -------------------------

  5.1 Optionees under Part II of the Plan shall be selected, from time to time, by the Committee from among those Employees and Advisers who, in the opinion of the Committee, occupy responsible positions and who have the capacity to contribute materially to the continued growth, development and long-term success of the Company and its Subsidiaries.

  5.2 All Non-Employee Directors on the date of grant shall be eligible to receive options under Part III of the Plan.


                                    PART II
                       GRANTS TO EMPLOYEES AND ADVISERS
                       --------------------------------

6.  Grant of Options.  The Committee shall have complete discretion in
    -----------------
determining the number of shares of Common Stock subject to options granted to each optionee. The Committee may grant any type of option to purchase Common Stock that is permitted by law on the date of grant, including but not limited to, an "incentive stock option" ("ISO") within the meaning of Section 422 of the Code or a "non-statutory stock option." ISO's may be granted only to Employees. In no event, however, shall the aggregate Fair Market Value (determined at the time the option is granted) of Common Stock with respect to which ISOs are exercisable for the first time by an optionee in any calendar year under the Plan and all other plans of the Company and its "parent" and "subsidiary" corporations (within the meaning of Sections 424(e) and (f) of the Code), if any, exceed $100,000. Nothing in this Section shall be deemed to prevent the grant of non-statutory stock options in amounts which exceed the maximum established by Section 422(d) of the Code.

  Each option shall be evidenced by an option agreement that shall specify the type of option granted, the option price, the duration of the option, the number of shares of Common Stock to which the option pertains, the conditions upon which such options shall become exercisable and such other provisions as the Committee shall determine. Each option which is intended to qualify as an ISO shall be clearly designated as such and shall comply with the applicable provisions of the Code pertaining to ISOs.

  No ISO may be granted hereunder after the expiration of the earlier of 10 years from (i) the date of the adoption of the Plan, or (ii) the date the Plan was approved by the shareholders of the Company.

  7.    Option Price.  Except as hereinafter provided, the purchase price of
        -------------
each share of Common Stock issuable upon exercise of each option shall be not less than 100% of the Fair Market Value of the Common Stock on the date of grant, as determined by the Committee, provided, however, in the event that as ISO is granted to an Employee who possesses more than 10% of the total combined voting power of all classes of stock of the Company, taking into account the attribution rules of Code Section 422(d), the purchase price of each share of Common Stock issuable upon exercise of each ISO shall be determined by the Committee on the date of grant and shall not be less than 110% of the Fair Market Value of the Common Stock on the date of grant.

  8.    Exercise of Options.  The period during which options shall be
        --------------------
exercisable shall be fixed by the Committee, but in no event shall an option be exercisable after the expiration of 10 years from the date such option is granted. Subject to the foregoing, options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance determine, which restrictions and conditions need not be the same for all options. In the event an ISO is granted to an Employee who possesses more than 10% of the total combined voting power of all classes of stock of the Company, taking into account the attribution rules of Code Section 422(d), the period during which such ISOs shall be exercisable shall be fixed by the Committee, but in no event shall such ISOs be exercisable after the expiration of 5 years from the date such option is granted.

  9.    Payment of Option Price.  No shares of Common Stock shall be issued upon
        ------------------------
exercise of an option until full payment of the option price therefor has been made. To the extent permitted by the Committee, payment of the option price may be made: (i) in cash; (ii) by exchange of Common Stock valued at its Fair Market Value on the date of exercise; (iii) by requesting that the Company withhold from the number of shares of Common Stock otherwise issuable upon exercise of the option that number of shares of Common Stock having an aggregate fair market value on the date of exercise (the difference between the exercise price and the fair market value on the date of exercise) equal to the exercise price for all of the shares of Common Stock as to which the option is being exercised; (iv) by means of a brokers' cashless exercise procedure; or (v) by any combination of the foregoing. Where payment of the option price is to be made with shares of Common Stock acquired under any compensation plan of the Company, such shares will not be accepted as payment unless the optionee has acquired such shares at least six months prior to such payment.

  10.   Rights of Shareholders.  Neither an optionee nor his or her legal
        -----------------------
representatives or beneficiaries shall have any of the rights of a shareholder with respect to any shares subject to any option until such shares shall have been issued upon the proper exercise of such option.

  11.  Non-Transferability of Options.  No option may be sold, transferred,
       -------------------------------
pledged, assigned or otherwise alienated or hypothecated otherwise than by will or by the laws of descent and distribution or, with respect to non-qualified stock options, pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. Except as otherwise specifically provided herein, all options granted to an optionee under the Plan shall be exercisable during the lifetime of such optionee only by such optionee. When an optionee dies, the personal representative or other person entitled to succeed to the rights of the optionee (the "Successor Optionee") may exercise such rights, subject to furnishing to the Company proof satisfactory to the Company of his or her right to receive the option under optionee's will or under the applicable laws of descent and distribution.

  12.   Termination of Employment or Service of Optionee.  Subject to the
        -------------------------------------------------
condition that no option shall be exercisable after the expiration of the period fixed by the Committee in accordance with Section 8 hereof:

        12.1 In the event that (i) an Employee ceases to be an Employee of the Company or its Subsidiaries by reason of a discharge for cause or a voluntary separation of the optionee from the Company without the consent of the Company or its Subsidiary or (ii) an Adviser ceases to be an Adviser to the Company by reason of a termination for cause or a voluntary termination without the consent of the Company, any options granted to such optionee under the Plan shall terminate immediately, unless the Committee shall otherwise determine.

        12.2 In the event that an optionee shall die while employed by the Company or while serving as an Adviser or within three months after (i) termination of employment or service of an optionee due to disability or (ii) retirement of an optionee who is an Employee on the Employee's Retirement Date, any option granted to such optionee under the Plan shall be exercisable to the extent then exercisable or on such accelerated basis as the Committee may determine, by his successor in interest, within one year after the death of the optionee, unless the Committee shall otherwise determine.

        12.3 In the event that the employment or service of the optionee terminates for any reason (other than as described in Section 12.1 or Section 12.2), including due to disability (within the meaning of Code Section 422(e)(3)) and, with respect to an Employee, retirement on the Employee's Retirement Date (as hereinafter defined), any option granted to such optionee under the Plan shall be exercisable to the extent then exercisable or on such accelerated basis as the Committee may determine, within a period of three months after such termination, unless the Committee shall otherwise determine.

        12.4 For purposes of this Section 12, "Retirement Date" shall mean any date an Employee is otherwise entitled to retire under the Company's retirement plans and shall include normal retirement at age 65, early retirement at age 62 and retirement at age 60 after 30 years of service.

  13.   Rights of Employees.  Nothing in the Plan shall interfere with or limit
        --------------------
in any way the right of the Company or any Subsidiary to terminate any optionee's employment at any time, nor confer upon any optionee any right to continue in the employ of the Company or any Subsidiary. No optionee shall have the right to be selected as an optionee, or having been so selected, to be selected again as an optionee. No grant of an option shall constitute a part of the base salary or any other compensation of any Employee under any other benefit plan of the Company or any Subsidiary unless expressly so provided in such other benefit plan.

  14.   Adjustments in Shares Subject to Plan.  If the Company shall at any time
        --------------------------------------
change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividend or stock split), the total number of shares available under the Plan, the number of shares to be granted to each optionee pursuant to the Plan, hereof, and the number and price of shares of Common Stock subject to outstanding options, shall be adjusted so that the aggregate consideration payable to the Company and the value of each option shall not be changed. If, during the term of any option granted under this Plan, the Common Stock shall be changed into another kind of stock or into securities of another corporation, whether as a result of a reorganization, recapitalization, sale, merger, consolidation, or other similar transaction, or if additional rights shall be offered with respect to the Common Stock, the Board shall cause adequate provision to be made so that the optionees shall thereafter be entitled to receive, upon the due exercise of any outstanding options, the securities or rights that the optionees would have been entitled to receive had they owned the Common Stock acquired on the exercise of such options on the effective date of any such transaction.


                                   PART III
                       GRANTS TO NON-EMPLOYEE DIRECTORS
                       --------------------------------

    15. Grant of Options.  On the first business day immediately following the
        -----------------
date that an individual who is not an Employee of the Company is first elected or appointed to serve as a member of the Board of Directors, such Non-Employee Director shall be granted an option to purchase 12,000 shares of the Common Stock, subject to adjustment as provided in Section 22 (the "Initial Options"). Thereafter, each year on the first business day immediately following the date of the Company's Annual Meeting of Shareholders, each individual reelected or continuing as a Non-Employee Director shall automatically receive an option to acquire 4,000 shares of the Company's Common Stock, subject to adjustment as provided in Section 22 (the "Annual Options").

  16.   Types of Options.  All options granted under Part III of the Plan shall
        -----------------
be non-statutory options for purposes of the Code.

  17.   Option Price.  The purchase price of each share of Common Stock issuable
        -------------
upon exercise of an option will be equal to the Fair Market Value of the Common Stock on the date of grant.

  18.   Period of Option and Rights to Exercise.  Except as set forth herein,
        ----------------------------------------
each Non-Employee Director who receives options under this Plan must continue to hold office as a Non-Employee Director of the Company for one year from the date that the Initial Option is granted and six months from the date each Annual Option is granted before he can exercise any part thereof. Thereafter, subject to the provisions of the Plan, options will vest and be exercisable as follows:

        (a) Initial Options:  (1) Each Initial Option will vest and be
            ----------------
exercisable, on a cumulative basis, as to 4,000 shares beginning on the first anniversary of the date of grant and 1,000 additional shares beginning on the first day of each three-month period commencing on the date three months after the first anniversary of the date of grant.

          (2) The right to exercise an Initial Option will expire on the fifth anniversary of the date on which the option was granted.

          (3) Once each installment of an Initial Option has become exercisable, such installment may be exercised in whole at any time or in part from time to time until the expiration of the option, whether or not any option granted previously to the optionee remains outstanding at the time of such exercise.

        (b) Annual Options:  (1)  Each Annual Option will vest and be
            ---------------
exercisable, on a cumulative basis, as to 2,000 shares beginning six months from the date of grant, 1,000 additional shares beginning nine months from the date of grant and 1,000 additional shares beginning on the first anniversary of the date of grant.

          (2) The right to exercise an Annual Option will expire on the fifth anniversary of the date on which the option was granted.

          (3) Once an Annual Option has become exercisable, it may be exercised in whole at any time or in part from time to time until the expiration of the option, whether or not any option granted previously to the optionee remains outstanding at the time of such exercise.

  19.   Payment of Option Price.  Payment or provision for payment of the
        ------------------------
purchase price shall be made as follows:

        (1) In cash;

        (2) By exchange of Common Stock valued at its Fair Market Value on the date of exercise;

        (3) By means of a brokers' cashless exercise procedure by the delivery to the Company of an exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of proceeds necessary to pay the purchase price of the shares of Common Stock as to which such exercise relates; or

        (4) By any combination of the foregoing.

Where payment of the purchase price is to be made with shares of Common Stock acquired under any compensation plan of the Company, such shares will not be accepted as payment unless the Non-Employee Director has acquired such shares at least six months prior to such payment.

  20.   Termination of Service.  Upon cessation of service as a Non-Employee
        -----------------------
Director (for reasons other than retirement or death), including cessation of service due to physical or mental disability that prevents such person from rendering further services as a Non-Employee Director, only those options exercisable at the date of cessation of service shall be exercisable by the Non-Employee Director. Such options shall be exercisable until the first to occur of: (i) the expiration of the remaining term of the option or (ii) three months after cessation of service of the Non-Employee Director.

  Upon the retirement or death of a Non-Employee Director, options shall be exercisable as follows:

        (a) Retirement.  Upon retirement as a Non-Employee Director pursuant to
            -----------
a retirement plan maintained by the Company, all options shall continue to be exercisable during their terms as if such person had remained a Non-Employee Director.

        (b) Death.  In the event of the death of a Non-Employee Director while a
            ------
member of the Board, or within the period after termination of service during which the options are exercisable by the Non-Employee Director in accordance with Sections 18 and 20, the options granted to him shall be exercisable until the first to occur of: (i) the expiration of the remaining term of the option or (ii) one year after the date of the Non-Employee Director's death, but only to the extent that the Non-Employee Director would have been entitled to exercise the options had he lived during such period.

  21.   No Guaranteed Term of Office.  Nothing in this Plan or any modification
        -----------------------------
thereof, and no grant of an option, or any term thereof, shall be deemed an agreement or condition guaranteeing to any Non-Employee Director any particular term of office or limiting the right of the Company, the Board of Directors or the shareholders to terminate the term of office of any Non-Employee Director under the circumstances set forth in the Company's Articles of Incorporation or Bylaws, or as otherwise provided by law.

  22.   Adjustments in Shares Subject to Plan.  If the Company shall at any time
        --------------------------------------
change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividend or stock split), the total number of shares available under the Plan, the number of shares to be granted to each optionee pursuant to the Plan, hereof, and the number and price of shares of Common Stock subject to outstanding options, shall be adjusted so that the aggregate consideration payable to the Company and the value of each option shall not be changed. If, during the term of any option granted under this Plan, the Common Stock shall be changed into another kind of stock or into securities of another corporation, whether as a result of a reorganization, recapitalization, sale, merger, consolidation, or other similar transaction, or if additional rights shall be offered with respect to the Common Stock, the Board shall cause adequate provision to be made so that the optionees shall thereafter be entitled to receive, upon the due exercise of any outstanding options, the securities or rights that the optionees would have been entitled to receive had they owned the Common Stock acquired on the exercise of such options on the effective date of any such transaction.

  23.   Other Restrictions.  Sections 10 and 11 of the Plan shall apply to
        -------------------
options granted pursuant to Part III of the Plan.


                                    PART IV
                                 MISCELLANEOUS
                                 -------------

  24.   Change in Control.  A "Change in Control" for purposes of this Plan
        ------------------
shall mean any one of the events described below:

        24.1 At any time during a period of two (2) years, at least a majority of the Board shall not consist of Continuing Directors. "Continuing Directors" shall mean directors of the Company at the beginning of such two-year period and directors who subsequently became such and whose selection or nomination for election by the Company's shareholders was approved by a majority of the then Continuing Directors; or

        24.2 Any person or "group" (as determined for purposes of Regulation 13D-G promulgated by the Commission under the Exchange Act or under any successor regulation), but excluding any majority-owned subsidiary or any employee benefit plan sponsored by the Company or any subsidiary or any trust or investment manager for the account of such a plan, shall have acquired "beneficial ownership" (as determined for purposes of such regulation) of the Company's securities representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities unless such acquisition is approved in advance by a majority of the directors of the Company who were in office immediately preceding such acquisition and any individual selected to fill any vacancy created by reason of the death or disability of any such director; or

        24.3 The Company becomes a party to a merger, consolidation or share exchange in which either (i) the Company will not be the surviving corporation or (ii) the Company will be the surviving corporation and any outstanding shares of Common Stock will be converted into shares of any other company (other than a reincorporation or the establishment of a holding company involving no change in ownership of the Company or other securities or cash or other property (excluding payments made solely for fractional shares)); or

        24.4 The Company's shareholders (i) approve any plan or proposal for the disposition or other transfer of all, or substantially all, of the assets of the Company, whether by means of a merger, reorganization, liquidation or dissolution or otherwise or (ii) dispose of, or become obligated to dispose of, 50% or more of the outstanding capital stock of the Company by tender offer or otherwise.

        If a Change in Control has occurred, all outstanding options granted under the Plan shall be immediately exercisable by the holder of the option for the total remaining number of Shares covered by the option and shall survive any such event for the balance of their term.

  25.   Amendments and Termination.  The Board shall have the right at any time
        ---------------------------
to amend, suspend or terminate this Plan in any respect which it may deem to be in the best interests of the Company; provided, however, that it may not, without the approval of the shareholders of the Company: (i) except as provided in Sections 14 and 22 hereof, increase the maximum number of shares reserved for issuance under the Plan; (ii) except as provided in Sections 14 and 22 hereof, change the provisions of the Plan relating to the establishment of the option price; (iii) change the class of persons eligible to participate in the Plan; or
(iv) make any change that would result in any Non-Employee Director losing his status as a "disinterested administrator" under Rule 16b-3 with respect to any employee benefit plan of the Company or result in transactions under the Plan not qualifying for an exemption under Rule 16b-3 or any successor rule.

        Except as provided in Sections 14 and 22 hereof, no amendment, modification or termination of the Plan shall in any manner adversely affect any grant of options theretofore granted under the Plan, without the consent of the optionee affected thereby.

  26.   Tax Withholding.  The Company shall have the authority, with respect to
        ----------------
options granted after the Effective Date, to withhold, or to require an Employee to remit to the Company, prior to the issuance or delivery of any shares hereunder, an amount sufficient to satisfy federal, state and local withholding requirements on any exercise of an option, provided that such withholding does not result in the loss of the availability of the exemption under Rule 16b-3. Notwithstanding the last sentence of Section 9 hereof, the Committee may, in its sole discretion, permit the holder of an option to elect to satisfy withholding taxes, if any, arising in connection with the exercise of an option either (i) by delivering to the Company shares of Common Stock then held by such holder or
(ii) by directing the Company to retain shares of Common Stock otherwise issuable upon the exercise of such option. Any such election shall be irrevocable and shall be subject to such rules as the Committee may, from time to time, prescribe.

  27.   Legal Compliance.  The Committee may suspend the exercise of any option
        -----------------
so long as it determines that registration or qualification under any federal or state securities laws is required in connection therewith and has not been completed.

  28.   Additional Restrictions.  All options shall be subject to and shall
        ------------------------
contain such provisions, limitations and restrictions as may be required on the date of grant to permit the grant of the options to comply with or qualify for the exemptions with respect to grants of options and stock provided by regulations under Section 16 of the Exchange Act and other applicable provisions of federal and state securities laws, and to satisfy the requirements of other applicable regulatory authorities.

  29.   Termination of the Plan.  The Plan shall terminate 10 years after the
        ------------------------
Effective Date, subject to earlier termination by the Board pursuant to Section 25.

  30.   Compliance with Rule 16b-3.  With respect to persons subject to Section
        ---------------------------
16 of the Exchange Act, transactions under this plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

  31.   Substitution of Options in a Merger, Consolidation or Share Exchange.
        ---------------------------------------------------------------------
In the event that the Company becomes a party to a merger, consolidation or share exchange (a "Business Combination") and in connection therewith substitutes options under the Plan for options of another party to such Business Combination, notwithstanding the provisions of the Plan, the terms of such substituted options may have the same terms and conditions (provided that the number of shares issuable and the exercise prices are adjusted in accordance with the terms of the Business Combination) as the former options of such other party to the Business Combination, provided, however, that the exercise price of the options to be granted under the Plan shall be lawful consideration as determined by the Committee.

                        INTEGRATED CIRCUIT SYSTEMS, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Henry I. Boreen and Hock E. Tan, and either of them, proxies (each with full power of substitution) to vote, as indicated below and in their discretion upon such other matters as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the Annual Meeting of the Shareholders of the Company to be held on November 25, 1996 and at any adjournments thereof.

1. Election of Directors: ( INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE BELOW.)

    [ ]  FOR all nominees listed below   [ ]  WITHHOLD AUTHORITY to vote for
                                              all nominees listed below

NOMINEES:   Henry I. Boreen, Rudolf Gassner, John L. Pickitt and Stavro E.
Prodromou.


________________________________________________________________________________

2. Proposal to amend the Company's 1992 Stock Option Plan to increase the aggregate number of shares reserved for issuance and in other respects as set forth in the proxy statement:

    [ ]  FOR         [ ]  AGAINST          [ ]  ABSTAIN

PLEASE SIGN AND DATE YOUR PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY.

                                 (REVERSE SIDE)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN
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                                              Date:_____________________________



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